Exhibit 23.1


                                 [LETTERHEAD]

                             L.P. MARTIN & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS

                              4132 INNSLAKE DRIVE

                           GLEN ALLEN, VIRGINIA 23060
                              PHONE: (804) 346-2626
                                FAX: (804) 346-9311



                        Consent of Independent Auditors'
                        --------------------------------




The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia





        We consent to the use of our report dated September 26, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Dunwoody Springs Apartments for the twelve month period ended June 30, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.








                                                   /s/ L.P. Martin & Co., P.C.
                                                  ----------------------------

Richmond, Virginia
September 26, 1997